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Independent auditors' consent
___________________________________________________________________
The Board and Shareholders
IDS Global Series, Inc.:



We consent to the use of our reports incorporated herein by reference and to the references to our Firm under the headings
"Financial highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.



KPMG Peat Marwick LLP


Minneapolis, Minnesota
December 20, 1996